EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
AS AT DECEMBER 31, 2001 (100% owned)

FAHNESTOCK VINER HOLDINGS INC. (Ontario)

FAHNESTOCK CANADA INC. (Ontario)

E.A. VINER HOLDINGS CO. (Delaware)

NEWSON INC. (Pennsylvania)

HUDSON CAPITAL ADVISORS INC. (New York)

EVANSTON FINANCIAL INC. (New York)

FAHNESTOCK TRUST COMPANY (New Jersey)

VINER FINANCE INC. (Delaware)

FAHNESTOCK & CO. INC (New York)

FIRST OF MICHIGAN CAPITAL CORPORATION (Delaware)

-FIRST OF MICHIGAN VENTURE CAPITAL ASSOCIATES, INC. (Michigan)

-OLD MICHIGAN CORPORATION (Delaware)

-CRANBROOK CAPITAL MANAGEMENT, INC. (Michigan)

PACE SECURITIES INC. (New York)

FREEDOM INVESTMENTS, INC. (Delaware)

REICH & CO.INC. (Alabama)

FAHNESTOCK ACQUISITION CORP. (Delaware)

GRAND CHARTER GROUP, INCORPORATED (Delaware)

PRIME CHARTER LTD (Delaware)

PRIME CHARTER ASSET MANAGEMENT INC. (Delaware)

JCO ACQUISITION CORP. (Delaware)

JOSEPHTHAL GROUP, INC. (Delaware)

JOSEPHTHAL FUTURES, INC. (Delaware)

JOSEPHTHAL ASSET & FACILITIES (Delaware)

JOSEPHTHAL 1 CAPITAL CORP (Delaware)

JOSEPHTHAL INVESTMENT CORP (Delaware)

JOSEPHTHAL CAPITAL GROUP, INC. (Delaware)

JOSEPHTHAL & CO. INC. (New York)

JOSEPHTHAL AGENCY OF NEW YORK (New York)

JOSEPHTHAL LYON & ROSS INSURANCE AGENCY OF MASSACHUSETTS, INC.(Massachusetts)

JOSEPHTHAL & CO INSURANCE AGENCY OF TEXAS (Texas)